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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [_]  Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-12


                              Englobal Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                       [LOGO OF ENGLOBAL(SM) CORPORATION]

                                 April 30, 2003

Dear Stockholder:

        We invite you to attend the 2003 Annual Meeting of Stockholders ("Annual Meeting") of ENGlobal Corporation to be held at 2 p.m. on Thursday, June 5, 2003, at the corporate offices of the Company, in Houston, Texas. At the meeting, you will be asked to vote on several matters including proposals more fully described in the Notice and the Proxy Statement on the following pages. The proxy statement tells you more about the agenda and meeting procedures. It also describes how the Board operates and gives personal information about our director candidates.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTE IN FAVOR OF EACH OF THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

        Whether or not you attend the Annual Meeting, please vote your shares by marking, signing, dating, and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

        We hope you will be able to attend the meeting and look forward to seeing you at the meeting on June 5th.

                                            Sincerely,

                                            /s/ Michael L. Burrow
                                            ------------------------------------
                                            Michael L. Burrow
                                            Chairman and Chief Executive Officer

                                    IMPORTANT

        A proxy card is enclosed. We urge you to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                       [LOGO OF ENGLOBAL(SM) CORPORATION]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             OF ENGLOBAL CORPORATION

To the Stockholders of
ENGlobal Corporation

DATE AND TIME:

     June 5, 2003, at 2:00 p.m., Central Daylight Saving Time

PLACE:

     600 Century Plaza Drive, Building 140
     Houston, Texas 77073-6033

PURPOSE:

          1.  To elect directors;

          2. For an amendment to the Company's 1998 Incentive Plan increasing the number of options which may be issued under the Plan from 1,400,000 to 2,200,000 in order to restore the number of available options to the number approved prior to grant of options in connection with the Petrocon merger, which grants were non-dilutive to the Company's stockholders, as explained further in the Proxy;

          3. To grant authority to extend the solicitation period if the meeting is postponed or adjourned; and

          4. To transact other business that is properly raised before the Annual Meeting or any adjournment thereof.

        The board of directors has fixed the close of business on April 8, 2003, as the record date and only the stockholders of record on that date will be entitled to notice of and to vote at the meeting. A list of these stockholders will be available at the offices of ENGlobal commencing May 27, 2003, and may be inspected during normal business hours by any holder of ENGlobal common stock for any purposes relevant to the meeting.

        YOUR VOTE IS IMPORTANT. All stockholders are invited to attend the meeting in person, but even if you expect to be present at the meeting, you are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-paid envelope provided for your convenience to ensure your representation.

        YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF ENGLOBAL CORPORATION A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE ANNUAL MEETING. STOCKHOLDERS ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY SENT IN A PROXY CARD.

        The board of directors of ENGlobal unanimously recommends that you vote to elect the directors nominated to the board of directors of ENGlobal, to increase the options and shares issuable under the1998 Incentive Plan, and to grant the authority to extend the solicitation period if our meeting is postponed or adjourned. The affirmative vote of the holders of a majority of the outstanding shares of common stock represented in person or by proxy at the meeting is required to approve each of these proposals. Each member of ENGlobal's board of directors intends to vote his or her shares in favor of each of the proposals.

                                             By Order of the Board of Directors,

                                             /s/ Hulda L. Coskey
                                             -----------------------------------
                                             Hulda L. Coskey
                                             Secretary

Houston, Texas
Date: April 30, 2003

                                TABLE OF CONTENTS

                                                                            Page

General Information..........................................................  1
ITEM 1 - Election of Directors...............................................  2
   Information Regarding Director Nominees and Executive Officers............  2
   Board of Directors Meetings and Committees................................  6
   Compensation of Directors.................................................  6
   Compensation Committee Interlocks and Insider Participation...............  7
   Security Ownership Of Certain Beneficial Owners And Management............  8
   Section 16(a) Beneficial Ownership Reporting Compliance................... 10
   Equity Compensation Plan Information...................................... 10
   Information Concerning Executive Officers................................. 10
   Executive Compensation.................................................... 11
   Compensation Committee Report............................................. 17
   Audit Committee Report.................................................... 18
   Audit and Non-Audit Fees.................................................. 19
   Work Performed by Principal Accountant's Full Time, Permanent Employees... 19
   Comparison of Cumulative Total Return..................................... 19
   Certain Relationships and Related Party Transactions...................... 20
ITEM 2 - Proposal to Amend the Company's 1998 Incentive Plan................. 20
Other Matters................................................................ 21
Stockholder Proposals........................................................ 21
Additional Information....................................................... 21
Appendix A - Audit Committee Charter........................................ A-1
Appendix B - Compensation Committee Charter................................. B-1
Proxy/Voting Instruction Card

                              ENGLOBAL CORPORATION
                      600 Century Plaza Drive, Building 140
                            Houston, Texas 77073-6033

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT

        We have sent you these proxy materials because the Board of Directors of ENGlobal Corporation ("ENGlobal", "ENG", or "the Company") is soliciting your proxy to vote your shares at the Annual Meeting of ENGlobal which will be held on Thursday, June 5, 2003 at 2:00 p.m. at the Company's principal executive offices, which are located at 600 Century Plaza Drive, Building 140, Houston, Texas. This Proxy Statement provides information required to be provided to you under the rules of the Securities and Exchange Commission ("SEC") and is designed to assist you in voting your shares. On April 30, 2003 we will begin mailing these proxy materials to all stockholders of record at the close of business on April 8, 2003.

WHO MAY VOTE

        Stockholders of ENGlobal, as recorded in our stock register at the close of business on April 8, 2003, may vote at the meeting. Each share of ENGlobal is entitled to one vote. As of April 8, 2003, there were 22,861,199 shares of common stock outstanding and entitled to vote.

HOW TO VOTE

        You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting, in which case your proxy will be revoked. Stockholders are not entitled to cumulative voting.

HOW PROXIES WORK

        ENGlobal's Board of Directors is asking for your proxy to be voted by mail. You may vote your proxy by mail by signing, dating and mailing the enclosed proxy card.

        Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. If you sign your proxy but do not give voting instructions, we will vote your shares in favor of our director candidates, in favor of the proposal for an amendment to the Company's 1998 Incentive Plan increasing the number of options which may be issued under the Plan from 1,400,000 to 2,200,000, and to grant the authority to extend the solicitation period if our meeting is postponed or adjourned. For any other matters that may properly come before the meeting, your shares will be voted at the discretion of the proxy holders. You may vote for all, any or none of our director candidates. You may also vote for or against the other proposals, or you may abstain from voting.

        The Company intends to solicit proxies principally by the use of the mails and will bear all expenses in connection with such solicitations. In addition, some of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, telegraph, facsimile and personal interview. Arrangements have been made with banks, brokerage houses and other custodians and nominees to forward copies of the Proxy Statement and the Company's Annual Report for the fiscal year ended December 31, 2002, to persons for whom they hold stock of the Company and to request authority for the execution of proxies. The Company will reimburse the foregoing persons for their reasonable expenses, upon request.

        You may receive more than one voting or proxy card depending on how you hold your shares. If you hold shares through someone else, such as a broker, you may also get material from them asking how you want to vote. You should complete and return each proxy or other voting instruction request provided to you. If you hold your shares through a broker or other nominee, and you wish to vote in person at the meeting, you will need to obtain a proxy form from the institution that holds your shares.

REVOKING A PROXY

        You may revoke your executed proxy at any time before it is exercised by submitting a new proxy bearing a later date or by filing with the Secretary of the Company, at the following address, a written notice of revocation: ENGlobal Corporation, Corporate Secretary, 600 Century Plaza Drive, Suite 140, Houston, Texas 77073-6033.

        The execution of the enclosed proxy will not affect your right to vote in person, should you find it convenient to attend the meeting and desire to vote in person. Attendance at the meeting will not in and of itself constitute the revocation of a proxy. Any written notice of revocation sent to us must include the stockholder's name and must be received prior to the meeting to be effective.

QUORUM

        A quorum for the meeting is based on the number of votes that can be cast rather than the number of actual shares that are represented, because each share has one vote per share. To have a quorum, we need more than 50% of the votes, which are entitled to be cast, to be present, in person or by proxy. Votes which withhold authority, shares abstaining, and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) - on any proposal - are all considered present at the meeting for purposes of establishing a quorum at the meeting. Each will be tabulated separately.

        Votes cast by proxy will be tabulated by an automated system administered by Computershare Investor Services, our transfer agent. The independent persons appointed by the Company to act as election inspectors for the meeting will count votes cast by proxy or in person at the meeting.

VOTES NEEDED

        Directors are elected by a plurality of shares present at the meeting, meaning that if a quorum is present, directors are elected by a majority of the votes cast by the shares entitled to vote.

        Any action to be taken by stockholders of the Company at the meeting requires the vote or concurrence of the holders of a majority of the outstanding shares, either by proxy or in person, entitled to vote on such matters. Abstentions have the same effect as a vote against a matter because they are present for purposes of the meeting and entitled to vote on such matter, but are not a vote for such matter.

ATTENDING IN PERSON

        Only stockholders, their proxy holders and ENGlobal's guests may attend the meeting. If you plan to attend, please bring identification and, if you hold shares in street name, you should bring your bank or broker statement showing your beneficial ownership of ENGlobal's stock for admittance to the meeting.

                                    ITEM ONE
                              ELECTION OF DIRECTORS

INFORMATION REGARDING DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

        The Board of Directors of the Company presently consists of seven members. Seven Directors are to be elected at the Annual Meeting, each for a term expiring at the next Annual Meeting. Executive officers are elected annually and serve at the discretion of the Board of Directors.

        The Board of Directors has designated the persons named in the accompanying proxy and, unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy; however, the Board of Directors is not aware of any circumstances likely to render any nominee unavailable. No nominees will be recognized other than those that are nominated in accordance with the provisions contained in the By-laws of the Company. No nominees, other than those proposed by the Board, were presented for the 2003 Annual Meeting.

        The Board of Directors proposes the election of the following nominees as directors:
                             Michael L. Burrow, P.E.
                             William A. Coskey, P.E.
                                 Hulda L. Coskey
                               David W. Gent, P.E.
                            Jimmie N. Carpenter, P.E.
                                David C. Roussel
                                 Randall B. Hale

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF EACH NOMINEE FOR DIRECTOR.

        Following is statistical information and a brief biography of each director nominee. You will find information on their holdings of ENGlobal stock in the "Security Ownership of Certain Beneficial Owners and Management" section.

Michael L. Burrow, P.E. /(1)/   Mr. Burrow has served as Chairman of the Board,
                                Chief Executive Officer, and director of the Company since the IDS/Petrocon merger (the
                                "Merger") in December 2001. Mr. Burrow founded
                                Petrocon, Inc. in 1977 and Petrocon Engineering,
                                Inc ("Petrocon") in 1988. From the formation of Petrocon until the Merger, he served as Chairman of the Board, Chief Executive Officer and
                                President of Petrocon, except for the period from April 1999 through March 2000 when he served as Chairman and Manager of Corporate
                                Marketing. Mr. Burrow received a Bachelor of
                                Science in Mechanical Engineering from Louisiana
                                Tech University in 1969 and did post graduate studies in engineering and business administration at Lamar University. He is a Registered Professional Engineer in Texas and
                                Louisiana, a member of ASME and NSPE and serves or has served on the boards of United Way, Beaumont Chamber of Commerce, Partnership of
                                Southeast Texas, Lamar University Advisory
                                Council, and Texas Hazardous Waste Research
                                Council, among others. Mr. Burrow also serves as Chairman of the Board of ENGlobal Engineering,
                                Inc., ENGlobal Systems, Inc., RPM Engineering,
                                Inc., ENGlobal Construction Resources, Inc.,
                                ENGlobal Technologies, Inc., Petrocon FSC, Ltd.
                                and Petrocon Engineering of Louisiana, Inc.;
                                President and Director of ENGlobal Corporate
                                Services, Inc.; President of IDS Engineering
                                Management, LC; and Director of IDS Engineering,
                                Inc., Thermaire, Inc., and ENGlobal Constant
                                Power, Inc.

                                Age:  55        Director since: 2001

William A. Coskey, P.E. /(2)/   Mr. Coskey serves as President, Chief Operating
                                Officer and Director of ENGlobal. Mr. Coskey is the founder of ENGlobal and, until the Merger in December 2001, had served as Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Coskey also serves as Chairman of the Board, Chief Executive Officer and
                                President of IDS Engineering, Inc. and
                                Thermaire, Inc., Chairman of the Board of
                                ENGlobal Constant Power, Inc.; Chairman of the
                                Board and CEO of ENGlobal Corporate Services,
                                Inc.; CEO and Director of ENGlobal Engineering,
                                Inc., RPM Engineering, Inc., ENGlobal
                                Construction Resources, Inc., ENGlobal
                                Engineering of Louisiana, Inc. and Petrocon FSC,
                                Ltd.; Director of ENGlobal Systems, Inc. and
                                ENGlobal Technologies, Inc.; and President and
                                Director of Petrocon FSC, Ltd. Mr. Coskey, an honors graduate, received a Bachelor of Science in Electrical Engineering from Texas A&M
                                University in 1975. He is a Registered
                                Professional Engineer and a member of the Instrument Society of America. Mr. Coskey has served on the Texas A&M University Electrical
                                Engineering Department Advisory Council since
                                1999. William A. Coskey is the spouse of Hulda
                                L. Coskey.

                                Age:  50          Director since: 1985

Hulda L. Coskey /(2)/           Mrs. Coskey serves as Chief Governance Officer,
                                Secretary and Director of the Company. From June
                                1994 until the Merger in December 2001, Mrs.
                                Coskey served as Chief Financial Officer,
                                Secretary/Treasurer and Director of ENGlobal.
                                During her 18 years with ENGlobal and its predecessors, Mrs. Coskey has served as a Director and in various corporate officer positions for the Company's subsidiaries. She currently serves as Secretary and Director for each of the ENGlobal subsidiaries. Her primary responsibilities include investor relations, SEC compliance, and corporate governance functions.
                                She is a member of National Investor Relations
                                Institute and American Society of Corporate
                                Secretaries. Mrs. Coskey majored in Accounting at the University of Houston. Hulda L. Coskey is the spouse of William A. Coskey.

                                Age:  48          Director since: 1985

David W. Gent, P.E. /(2)/       Mr. Gent has served as a Director of ENGlobal
                                and its predecessor, IDS, since June 1994 and is a member of the Audit Committee and the Compensation Committee. Mr. Gent is Vice
                                President of Bray International, Inc. an industrial flow control manufacturer located in Houston, Texas, with the responsibility of overseeing worldwide Production, Engineering,
                                Information Services, and Quality Control. Mr.
                                Gent founded SofTest Designs Corporation, a privately held electronic test equipment company, in 1980, and has served as a Director since its inception and as its President from 1986 to 1991. Mr. Gent, an honors graduate, received a Bachelor of Science in Electrical
                                Engineering from Texas A&M University in 1975 and an MBA from Houston Baptist University. He is a Registered Professional Engineer and a senior member of the Instrument Society of America. Mr. Gent serves on the Texas A&M
                                University Electrical Engineering Department
                                Advisory Council, chairs the Bray International,
                                Inc. 401(k) committee and is the Bray
                                representative on various councils including the Open DeviceNet Vendors Association. He also holds several patents in the field of industrial flow controls.

                                Age:  50          Director since: 1994
                                Member: Audit and Compensation Committee

Jimmie N. Carpenter, P.E. /(1)/ Mr. Carpenter has served as a Director of the
                                Company since the Merger in December 2001. He also serves as Executive Vice President of ENGlobal Engineering, Inc. and as President and Director of ENGlobal Construction Resources, Inc. Until its dissolution in December 2002, Mr. Carpenter served as President and Director of Triangle Engineers and Constructors, Inc. Mr. Carpenter also served as President and Director of ENGlobal Technologies, Inc. until corporate restructuring in January 2003. From 1978 until the Merger, Mr. Carpenter was employed by Petrocon and served as project manager and manager of various operations. He is a Registered Professional Engineer and a graduate of Texas A&M University with a Bachelor of Science degree in Mechanical Engineering.

                                Age:  61          Director since: 2001

David C. Roussel /(3)/          Mr. Roussel has served as a Director of the
                                Company since the Merger in December 2001 and is a member of the Audit Committee and Chairman of the Compensation Committee. Since September
                                1998, Mr. Roussel's primary occupation has been an independent business consultant. From 1994 until September 1998, Mr. Roussel served as Vice
                                President of Sterling Consulting Group, where he performed various strategy design, alliance structuring and benchmarking projects for several major U.S. oil companies. Mr. Roussel served as President of a nationally recognized gas processing company from 1989 through 1994, where he was responsible for gathering systems, gas processing plants, chemical facilities, international business development, acquisitions, joint venture management, and strategic planning and implementation. Mr.
                                Roussel was an officer, director and sole shareholder of Cyclone Landscaping, Inc. which filed for protection under Chapter 7 of the U.S.
                                Bankruptcy Code; bankruptcy proceedings were finalized in November 2000. Mr. Roussel received a Bachelor of Science degree in Mechanical
                                Engineering from Iowa State University in 1971 and completed the Harvard Advanced Management
                                Program in 1992. He has also served as Vice
                                President, director and as a member of the Executive and Ad Hoc Committees of the board of directors of the Gas Processors Association.

                                Age:  53          Director since: 2001
                                Member:  Audit and Compensation Committee

Randall B. Hale /(4)/           Mr. Hale has served as a Director of ENGlobal
                                since the Merger in December 2001 and is Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Hale has been a Vice President or agent for Equus Capital
                                Management Company since November 1992, and a
                                Director since February 1996. Equus Capital
                                Management Company is the financial advisor to Equus II Incorporated, which is one of the Company's lenders. See "Certain Relationships and Related Transactions". Mr. Hale is also the President and Chief Executive officer of Container Care International, Inc. and a director of several privately owned companies in which Equus has an investment. Mr. Hale received a BBA in Business Administration from Texas A&M
                                University in 1985 and is a certified public accountant.

                                Age:  40          Director since: 2001
                                Member:  Audit and Compensation Committee

        In conjunction with the Merger, Equus, Alliance, and certain Petrocon shareholders entered into a Voting Agreement dated December 21, 2001 (the "Voting Agreement") requiring the parties to vote in the election of directors in favor of three designees of Alliance, two designees of certain former shareholders of Petrocon, and one designee of Equus. In addition, the parties agree to vote in favor of one independent director who is acceptable both to Alliance and to certain former shareholders of Petrocon.

/(1)/ Director nominee designated by certain former shareholders of Petrocon pursuant to the Voting Agreement.
/(2)/ Director nominee designated by Alliance 2000 Ltd. ("Alliance") pursuant to the Voting Agreement.
/(3)/ Director nominee designated by mutual agreement between Alliance and certain former shareholders of Petrocon pursuant to the Voting Agreement.
/(4)/ Director nominee designated by Equus II Incorporated ("Equus") pursuant to the Voting Agreement.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

        The Board of Directors held five meetings and took two actions by unanimous consent during 2002. All board members were present at 100% of the board meetings held in 2002. The board establishes committees to help it carry out its duties. Board Committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board, and all members of the Board are invited to attend all Committee meetings.

        The Board of Directors has established a standing Audit Committee and Compensation Committee. Additionally, the Board has the power to appoint additional committees, as it deems necessary. In November 2002, the Board established a Governance and Nominating Committee and unanimously elected Mr. Gent to serve as Chairman of the Committee. It is expected that no action will be taken on behalf of this committee until such time as a charter has been adopted. The Board does not currently have an Executive Committee.

AUDIT COMMITTEE

        The Audit Committee serves as an independent and objective party to monitor the Company's financial reporting process and internal control system, reviews and appraises the audit efforts of the Company's independent accountants, and provides an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors. The members of this Committee are Messrs. Randall B. Hale (chair), David W. Gent, and David C. Roussel, all whom are Independent Directors as defined by Section 121 of the American Stock Exchange listing standards. All committee members attended 100% of the committee meetings held in 2002. Mr. Hale, the Chairman of our Audit Committee, is the Audit Committee's financial expert.

        The committee met four times and took one action by unanimous consent during 2002. The Committee meets separately with the independent auditors, outside the presence of company management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information. The Audit Committee is ultimately responsible for the selection, evaluation and replacement of the independent auditors. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is attached as Appendix B to this Proxy Statement.

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

COMPENSATION COMMITTEE

        The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering and granting stock options and other awards under the Company's Incentive Stock Plan. Beginning in 2002, the Compensation Committee evaluated compensation of its executive officers and made recommendations to the Board of Directors concerning such compensation. It was determined that current executive officer salary levels were fairly aligned with the Company's peers; therefore, no changes were made to compensation of the Company's executive officers in 2002. Employment agreements have been entered into with a number of its executive officers. See "Employment Agreements".

        The members of the Compensation Committee are Messrs. David C. Roussel (chair), David W. Gent, and Randall B. Hale, all whom are independent directors. The committee met two times and took one action by unanimous consent during 2002. All committee members attended 100% of the committee meetings held in 2002.

COMPENSATION OF DIRECTORS

        Under the Company's 1998 Incentive Plan (the "Incentive Plan"), directors who are not employed by the Company ("Independent Directors") are eligible to receive non-statutory stock options. In recognition of the services provided by its Board of Directors, Independent Directors have received, for each fiscal year of service starting on December 13, 1999, options to acquire shares of the Company's common stock at an exercise price at least equal to or above fair market value on the date of the grant. From 1999 to 2001, options to acquire 5,000 shares of the Company's common stock were granted annually to Independent Directors.

        On March 25, 2003, the Board of Directors unanimously voted to increase the common stock option grants to Independent Directors from 15,000 to 20,000 for service provided in 2002 and subsequent years.

        On April 1, 2003, Independent Directors, Messrs. Gent, Hale, and Roussel, were each granted options to acquire 20,000 shares of the Company's common stock in recognition of their service as members of the Board of Directors in 2002. These stock options were issued at an exercise price of $1.87, were fully vested at grant date and expire on April 1, 2013.

        Stock options awarded to Independent Directors in 1999, 2000, and 2001 have five-year vesting periods, ten-year expiration dates, and were granted at an exercise price of $1.25, $1.00, and $1.00, respectively.

        On March 28, 2002, the Board of Directors authorized the re-issuance of options to acquire 20,000 shares of the Company's common stock to Mr. Wingate in recognition of his prior service on the Company's board. The re-granting of these options were in the same amounts and on the same terms as previously granted options which were canceled following Mr. Wingate's resignation from the Board as pursuant to conditions of the Merger.

        Stock options awarded to directors represent 3.4% of all stock options issued to directors and key employees, not including Replacement Options (as defined below in "Executive Compensation, 1998 Incentive Plan" and in Item Two) granted to former Petrocon directors in connection with the Merger. As of April 8, 2003, no directors have exercised options under the Incentive Plan.

        Prior to 2003, directors of the Company did not receive cash compensation for board meetings attended, nor did they receive cash compensation for committee meetings attended. In consideration of increased risk and time commitments resulting from recent corporate reforms prescribed by the Sarbanes-Oxley Act, on March 25, 2003, the Board of Directors unanimously voted to pay Independent Directors a retainer in the amount of $16,000 per year, payable on a quarterly basis. The Company continues to reimburse its independent directors for out-of-pocket expenses incurred to attend board and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2002, the Compensation Committee of the ENGlobal Board of Directors consisted of Messrs. Roussel (chair), Gent and Hale. None of these individuals was an officer or employee of the Company at any time during fiscal 2002. During fiscal 2002, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has or has had one or more executive officers serving as a member of the ENGlobal Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the common stock owned on April 8, 2003 by each director, director nominee and executive officer named in the Summary Compensation Table. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to the shares of common stock shown as beneficially owned by them, subject to community property laws, if applicable. The directors and officers of the Company are not aware of any person or company that beneficially owns, directly or indirectly, or exercises control or direction over, shares carrying more than five percent of the voting rights attached to the common stock of the Company at the close of business on April 8, 2003, other than:

                                                                           PERCENTAGE OF
                                              NUMBER OF SHARES /(1)/      OUTSTANDING SHARES
                                              ----------------------      ------------------
Michael L. Burrow /(2)/ /(3)/ /(4)/                1,842,819                    8.06
  3155 Executive Blvd.
  Beaumont, TX 77705
Alliance 2000, Ltd. /(2)/ /(5)/                    9,530,100                   41.69
William A. Coskey
Hulda L. Coskey
  600 Century Plaza Dr.
  Building 140
  Houston, TX 77073
David W. Gent (6)                                     48,747                        *
  600 Century Plaza Dr.
  Building 140
  Houston, TX 77073
Equus II Incorporated /(2)/ /(3)/ /(7)/            2,333,153                    9.73
Randall B. Hale
  600 Century Plaza Dr.
  Building 140
  Houston, TX 77073
Jimmie N. Carpenter /(2)/ /(3)/ /(8)/                453,519                    1.98
  3155 Executive Blvd.
  Beaumont, TX 77705
David C. Roussel (9)                                  20,000                        *
  600 Century Plaza Dr.
  Building 140
  Houston, TX 77073
Robert W. Raiford /(2)/ /(3)/ /(10)/                 387,994                    1.68
  3155 Executive Blvd.
  Beaumont, TX 77705
Michael M. Patton /(11)/                              25,000                        *
  600 Century Plaza Dr.
  Building 140
  Houston, TX 77073
All executive officers and directors as a
 group (9 persons)                                14,641,332                   60.34

* Less than 1%

/(1)/ Based on 22,861,199 shares of common stock outstanding as of April 8, 2003 and options to be exercisable on or before June 30, 2003.

/(2)/ Parties to a Voting Agreement pursuant to which the stockholders agree to vote in favor of three directors designated by Alliance, two members designated by certain former shareholders of Petrocon, one member designated by Equus, and one member designated by agreement between Alliance and certain former shareholders of Petrocon.

/(3)/ Parties to two certain Escrow Agreements pursuant to which certain stockholders at the time of the Merger agreed to contribute a percentage of their ENG common stock as indemnification against a) future claims related to the Merger, or b) exercise of any Replacement Options issued to prior shareholders of Petrocon.

/(4)/ Includes 1,830,731 shares of common stock held by a family limited partnership and options to acquire 12,088 shares of common stock at $0.96 per share, which are exercisable within 60 days of the date of this proxy statement. Does not include options to acquire 1,954 shares of common stock at $0.96 per share, which will not be exercisable within 60 days of the date of this proxy statement, nor does it include options to acquire 300,000 shares of common stock at exercise prices ranging from $0.75 to $1.25 which become vested and are exercisable only under certain conditions set forth in the Option Pool Agreement between the Company and Alliance 2000, Ltd. Mr. Burrow is the Shareholder Representative under a Voting Agreement pursuant to which holders of 2,737,473 shares of common stock, acting by majority vote, nominate two directors for election to the Company's Board of Directors. Mr. Burrow is the beneficial owner of 540,006 of those shares.

/(5)/ Includes 9,500,000 shares of common stock held in the name of Alliance 2000, Ltd., a Texas limited partnership in which William A. Coskey and Hulda L. Coskey are general partners. Of these shares, 2,600,000 are held subject to an Option Pool Agreement pursuant to which options may be granted to certain employees of ENGlobal and its subsidiaries, and 200,000 are subject to the Equus Call Agreement, pursuant to which Equus has the right to acquire the shares under certain circumstances. Also includes 100 shares of ENG common stock owned by William A. Coskey, purchased on June 16, 1998 at the time ENGlobal became listed with the American Stock Exchange; and 30,000 shares of common stock held in the name of William A. Coskey for his children.

/(6)/ Includes options held by Mr. Gent to acquire 24,375 shares of common stock at $1.25 per share, 4,372 shares of common stock at $1.00 per share and 20,000 shares of common stock at $1.87, all of which are exercisable within 60 days of the date of this proxy statement. Does not include options to acquire 5,625 shares of common stock at $1.25 per share, or options to acquire 5,628 shares of common stock at $1.00 per share, which will not be exercisable within 60 days of the date of this proxy statement.

/(7)/ Includes 1,225,758 shares of common stock held by Equus and 1,087,395 shares of common stock into which the ENGlobal preferred stock is convertible. Includes options held by Mr. Hale to acquire 20,000 shares of common stock at $1.87, which are exercisable within 60 days of the date of this proxy statement. Does not include 200,000 shares of common stock held by Alliance 2000, Ltd., which Equus has the right to acquire under certain circumstances described in the Option Pool Agreement. Mr. Hale is a director of ENGlobal and an Investment Officer of Equus II Incorporated, which is one of the Company's lenders.

/(8)/ Includes 442,335 shares of common stock held by a family limited partnership; options held by Mr. Carpenter to acquire 11,184 shares of common stock at $0.96 per share, which are exercisable within 60 days of the date of this proxy statement. Does not include options held by Mr. Carpenter to acquire 2,606 shares of common stock at $0.96 per share, which will not be exercisable within 60 days of the date of this proxy statement; nor does it include options to acquire 100,000 shares of common stock at exercise prices ranging from $0.75 to $1.25 which become vested and are exercisable only upon certain conditions described in the Option Pool Agreement between the Company and Alliance 2000, Ltd.

/(9)/ Includes options held by Mr. Roussel to acquire 20,000 shares of common stock at $1.87, which are exercisable within 60 days of the date of this proxy statement.

/(10)/ Includes 202,646 shares of common stock held by Mr. Raiford, and options to acquire 11,852 shares of common stock at $0.96 per share, options to acquire 61,235 shares of common stock at $4.26 per share, and options to acquire 112,261 shares of common stock at $6.24 per share, all of which are exercisable within 60 days of the date of this proxy statement. Does not include options to acquire 2,606 shares of common stock at $0.96 per share or options to acquire 48,112 shares of common stock at $6.24 per share, none of which will be exercisable within 60 days of the date of this proxy, nor does it include options to acquire 230,000 shares of common stock at exercise prices ranging from $0.75 to $1.25 which become vested and are exercisable only upon certain conditions related to the Option Pool Agreement between the Company and Alliance 2000, Ltd.

/(11)/ Includes 5,000 shares of common stock held in trust for the benefit of Mr. Patton and options held by Mr. Patton to acquire 20,000 shares of common stock at $1.25 which are exercisable within 60 days of the date of this proxy statement. Does not include options to acquire 200,000 shares of common stock at exercise prices ranging from $0.75 to $1.25 which become vested and are exercisable only upon certain conditions related to the Option Pool Agreement between the Company and Alliance 2000, Ltd.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% beneficial owners ("insiders") to file with the United States Securities and Exchange Commission reports of ownership and change in ownership of equity securities of the Company. Based solely on its review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that during the year ended December 31, 2002, the Company's directors and officers complied with all of the filing requirements of Section 16.

EQUITY COMPENSATION PLAN INFORMATION

        Information regarding the Company's equity compensation plans as of December 31, 2002 is incorporated by reference in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2003 and enclosed herewith.

INFORMATION CONCERNING EXECUTIVE OFFICERS

          NAME            AGE                 POSITION
-----------------------   ---   --------------------------------------------
Michael L. Burrow, P.E.    55   Chairman of the Board and Chief Executive
                                Officer
William A. Coskey, P.E.    50   Chief Operating Officer and President
Hulda L. Coskey            48   Chief Governance Officer and Secretary
Robert W. Raiford          58   Chief Financial Officer and Treasurer
Michael M. Patton, P.E.    50   Senior Vice President - Business Development

        Our executive officers are elected by and serve at the discretion of our Board of Directors. No arrangement or understanding exists between any executive officer and any other person or persons pursuant to which he or she was selected as an executive officer.

        Set forth below is a brief description of the business experience of all executive officers other than Michael L. Burrow, William A. Coskey and Hulda L. Coskey. For information concerning Messrs. Burrow and Coskey and Mrs. Coskey, who are also nominees for director, see "Proposal No. 1 - Election of Directors
- Information Concerning Nominees."

        Robert W. Raiford joined us through our merger with Petrocon (the "Merger") and was named Chief Financial Officer and Treasurer of ENGlobal in December 2001. Mr. Raiford also serves as Chief Financial Officer and Treasurer of each of ENGlobal's subsidiaries in addition to his position as Executive Vice President of ENGlobal Engineering, Inc. Mr. Raiford has management responsibility for the Company's administrative service functions including Accounting and Financial Reporting, Cash Management, Human Resources, and Risk Management. From the time he joined Petrocon in 1979 until the Merger in December 2001, he served in numerous officer positions and as a director of the various Petrocon subsidiaries. He received an MBA in 1974 and a BBA in Business Management in 1968 from Lamar University.

        Michael M. Patton, P.E. joined the Company through our IDS Engineering, Inc. subsidiary in 1999 and was elected as Senior Vice President of Business Development of ENGlobal Corporation in 2002. Mr. Patton is responsible for planning and development of the Company's corporate growth strategies. He also manages ENGlobal's marketing and sales activities, including both domestic and international sales personnel, marketing goals and sales budgets. Mr. Patton has 27 years of experience in all aspects of multi-discipline engineering and construction projects for the oil and gas, electrical power, military and municipal utility industries, with 15 years specifically related to corporate business development. Mr. Patton served as Vice President of Business Development at Dresser Engineering, Inc. from 1996 through 1998. He is a Registered Professional Engineer and earned a Bachelor of Science degree in Electrical Engineering from University of Oklahoma in 1975. He holds memberships in National Society of Professional Engineers (NSPE), Oklahoma Society of Professional Engineers (OSPE), Instrument Society of America (ISA), and is a Senior Member of IEEE (Power Engineering, Control Systems, and Industrial Electronics).

EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

        The following table sets forth information concerning compensation for services in all capacities awarded to, earned by, or paid to, the Company's Chief Executive Officer, and the most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 (the "Named Executive Officers") during the years ended December 31, 2000, 2001 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                                                       OTHER        SECURITIES
                                                                       ANNUAL       UNDERLYING                    ALL OTHER
                                                                      COMPEN-        OPTIONS/         LTIP         COMPEN-
NAME AND PRINCIPAL POSITION    YEAR      SALARY      BONUS /(4)/    SATION /(5)/    SARS /(6)/       PAYOUTS      SATION /(7)/
----------------------------   ----   ------------   ------------   ------------   -------------   ------------   ------------
                                          ($)            ($)             ($)            (#)           ($)            ($)
Michael L. Burrow, P.E. /(1)/  2002        239,941          9,490          8,250              -              -              -
   Chairman of the Board and   2001        250,249              -              -        300,000              -              -
   Chief Executive Officer

William A. Coskey, P.E. /(2)/  2002        185,007          7,315          9,000              -              -          3,524
   Chief Operating Officer,    2001        114,858              -              -              -              -          3,036
   President and Director      2000        111,040              -              -              -              -          3,168

Robert W. Raiford /(1)/        2002        170,296          6,722          8,250              -              -              -
   Chief Financial Officer and 2001        160,078              -              -        230,000              -              -
   Treasurer

Michael M. Patton, P.E. /(3)/  2002        137,264          8,853          8,942        100,000              -          4,489
   Senior Vice President -     2001        108,789          1,522          9,000        100,000              -          3,581
   Business Development        2000        103,450          4,106          9,000              -              -          3,427

/(1)/ Messrs. Burrow and Raiford were not affiliated with ENGlobal prior to December 21, 2001. Compensation shown above for 2001 includes compensation from Petrocon and ENGlobal. In 2000, Messrs. Burrow and Raiford were employed by Petrocon with base salaries of $249,968 and $175,819, respectively.

/(2)/ Mr. Coskey served as Chairman of the Board, Chief Executive Officer and President of the Company during 2000 and until December 21, 2001.

/(3)/ Mr. Patton was appointed an Executive Officer of the Company in 2002. Prior to 2002, Mr. Patton served as an officer of an ENGlobal subsidiary.

/(4)/ Consists of bonuses paid pursuant to the Incentive Bonus Plan, described in "Incentive Bonus Plan" below.

/(5)/   Consists of automobile allowance.

/(6)/ Consists of Alliance option grants, described further in "Option Grants and Aggregated Option Exercises in Fiscal 2002" below.

/(7)/ Consists of matching contribution made on behalf of the Named Executive Officer pursuant to the IDS 401(k) plan, described in "401(k) Plans" below.

OPTION GRANTS AND AGGREGATED OPTION EXERCISES IN FISCAL 2002

        The Company made no grants of stock options to the Named Executive Officers during fiscal 2002 and no Named Executive Officer exercised options during fiscal 2002; therefore, tables regarding such activity have been intentionally omitted.

        Alliance 2000, Ltd., a Texas limited partnership in which William A. Coskey and Hulda L. Coskey are general partners holds 2,600,000 shares of ENGlobal common stock subject to an Option Pool Agreement (the Option Pool Agreement") whereby options may be granted to certain employees of ENGlobal and its subsidiaries, and 200,000 are subject to the Equus Call Agreement (the "Equus Call Agreement"), pursuant to which Equus has the right to acquire the shares under certain circumstances.

        Although the Company did not issue any grants of stock to its Named Executives in fiscal year 2002, options to acquire 100,000shares of ENGlobal common stock were issued to Michael M. Patton in 2002, pursuant to the Option Pool Agreement. Details regarding these options are included in Footnote 8 in the table below.

FISCAL YEAR-END OPTION VALUES

        The following table sets forth, for each of the Named Executive Officers, certain information regarding the number of shares of common stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the common stock on the American Stock Exchange on December 31, 2002 ($1.19 per share).

                                                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                             SHARES                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                            ACQUIRED               OPTIONS AT DECEMBER 31, 2002       DECEMBER 31, 2002 /(1)/
                               ON        VALUE     -----------------------------   ---------------------------
NAME                        EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  --------   ---------   ------------    -------------   -----------   -------------
Michael L. Burrow /(2)/            -           -         16,257    $       2,780         1,955   $         450

David W. Gent /(3)/                -           -         26,248    $         712        13,752   $       1,188

Equus II Incorporated /(4)/        -           -              -                -             -               -
Randall B. Hale

Jimmie N. Carpenter /(5)/          -           -         15,354    $       2,572         2,606   $         599

David C. Roussel /(6)/             -           -              -                -             -               -

Robert W. Raiford /(7)/            -           -        172,437    $       2,726        66,756   $         599

Michael M. Patton /(8)/            -           -         20,000                -             -               -

/(1)/ Year-end value is determined by subtracting the exercise price from the fair market value of $1.19 per share (the closing price for our common stock as reported by the American Stock Exchange on December 31, 2002) and multiplying the remainder by the number of underlying shares of common stock.

/(2)/ Includes options held by Mr. Burrow to acquire 12,088 shares of common stock at $0.96 per share, which are exercisable within 60 days of the date of this proxy statement. Does not include options to acquire 1,954 shares of common stock at $0.96 per share, which will not be exercisable within 60 days of the date of this proxy statement, nor does it include options to acquire 300,000 shares of common stock at exercise prices ranging from $0.75 to $1.25 which become vested and are exercisable only under certain conditions set forth in the Option Pool Agreement between the Company and Alliance 2000, Ltd.

/(3)/ Includes options held by Mr. Gent to acquire 24,375 shares of common stock at $1.25 per share, 4,372 shares of common stock at $1.00 per share and 20,000 shares of common stock at $1.87, all of which are exercisable within 60 days of the date of this proxy statement. Does not include options to acquire 5,625 shares of common stock at $1.25 per share, or options to acquire 5,628 shares of common stock at $1.00 per share, which will not be exercisable within 60 days of the date of this proxy statement.

/(4)/ Includes options held by Mr. Hale to acquire 20,000 shares of common stock at $1.87, which are exercisable within 60 days of the date of this proxy statement. Does not include 200,000 shares of common stock held by Alliance 2000, Ltd. which Equus has the right to acquire under certain circumstances described in the Option Pool Agreement. Mr. Hale is a director of ENGlobal and an Investment Officer of Equus II Incorporated, which is one of the Company's lenders.

/(5)/ Includes options held by Mr. Carpenter to acquire 11,184 shares of common stock at $0.96 per share which are exercisable within 60 days of the date of this proxy statement. Does not include options held by Mr. Carpenter to acquire 2,606 shares of common stock at $0.96 per share, which will not be exercisable within 60 days of the date of this proxy statement; nor does it include options to acquire 100,000 shares of common stock at exercise prices ranging from $0.75 to $1.25 which become vested and are exercisable only upon certain conditions described in the Option Pool Agreement between the Company and Alliance 2000, Ltd.

/(6)/ Includes options held by Mr. Roussel to acquire 20,000 shares of common stock at $1.87 which are exercisable within 60 days of the date of this proxy statement.

/(7)/ Includes options held by Mr. Raiford to acquire 11,852 shares of common stock at $0.96 per share, options to acquire 61,235 shares of common stock at $4.26 per share, and options to acquire 112,261 shares of common stock at $6.24 per share, all of which are exercisable within 60 days of the date of this proxy statement. Does not include options to acquire 2,606 shares of common stock at $0.96 per share or options to acquire 48,112 shares of common stock at $6.24 per share, none of which will be exercisable within 60 days of the date of this proxy, nor does it include options to acquire 230,000 shares of common stock at exercise prices ranging from $0.75 to $1.25 which become vested and are exercisable only upon certain conditions related to the Option Pool Agreement between the Company and Alliance 2000, Ltd.

/(8)/ Includes options held by Mr. Patton to acquire 20,000 shares of common stock at $1.25 which are exercisable within 60 days of the date of this proxy statement. Does not include options to acquire 200,000 shares of common stock at exercise prices ranging from $0.75 to $1.25 which become vested and are exercisable only upon certain conditions related to the Option Pool Agreement between the Company and Alliance 2000, Ltd.

KEY MAN INSURANCE

        The Company does not carry insurance on the life of its key executive officers. Messrs. Burrow and Coskey are key executives of the Company and the loss of their services could adversely affect the Company's business.

EMPLOYMENT AGREEMENTS

        The Company entered into employment agreements with its executive officers named in the Summary Compensation Table under the section titled "Executive Compensation" shown above, and with other officers of the Company or its subsidiaries. The employment agreements are for three-year terms all of which expire in December 2004 unless extended by the Company pursuant to certain terms in the agreement. Such agreements provide for minimum annual base salary levels and other compensation which may be in the form of cash bonuses, incentive compensation, stock options, stock appreciation rights, restricted stock awards as the Board of Directors may, in its discretion, approve. The aggregate commitment for future salaries at December 31, 2002, excluding bonuses, was approximately $3.0 million.

        The agreements also provide for certain severance payments and benefits in the case of termination of employment. If employment ends because of death, generally salary is paid for three months. In the case of disability, salary and benefits generally maintained by the Company on behalf of the executive are paid for up to six months of disability and for a period of six months following the date of termination. At the option of the Company, severance payments and benefits may be extended for an additional six-month period following the initial severance period. Additionally, health and life insurance benefits are paid in accordance with the terms of the Company's benefit plans.

        If the Company terminates the executive's employment for "cause," as defined in the employment agreements, and in the case of Messrs. Burrow and Coskey, upon the affirmative vote of no less than five members of the Board of Directors, the Company will pay any accrued but unpaid salary, expenses required to be reimbursed, vacation and any earned but unpaid bonuses for prior periods. Company benefits will be paid in accordance with the terms of the Company's benefit plans and all unvested options or other awards will be cancelled in accordance with conditions defined in the Company's Incentive Plan.

        If the Company terminates the executive's employment without "cause", as defined in the employment agreements, the Company will continue to pay the executive for a period of six months following the date of termination and at the option of the Company, severance payment and benefits may be extended for an additional six-month period following the initial severance period.

        The employment agreements also include covenants not to compete for a six-month to three-year period following termination of employment depending on basis for termination, as well as confidentiality provisions as are customary, in nature and scope, for such agreements.

        In conjunction with corporate restructuring of the Company, in December 2002, the Company and each of the executive officers named in the "Executive Compensation" table shown above entered into amendments to existing employment agreements to allow for changes in subsidiary names and various officer titles. No salary increases or extensions of terms were granted as a result of the corporate restructuring or these amendments.

1998 INCENTIVE PLAN

        A total of 1,400,000 shares of common stock have previously been reserved for issuance, pursuant to the Incentive Plan. On June 8, 1998, stockholders of the Company approved the 1998 Incentive Plan (the "Plan") with 1,200,000 initial options authorized for grant. In December 2001, ENGlobal stockholders authorized an increase of options in the Plan from 1,200,000 to 1,400,000. In conjunction with the Merger, the Company was authorized to issue up to 1,737,473 options (the "Replacement Options") to existing optionholders of Petrocon in exchange for previously outstanding options to purchase common stock of Petrocon. At the same time, certain Petrocon shareholders deposited an aggregate 1,737,473 shares of the Company's common stock into an escrow account, pursuant to an Option Escrow Agreement, a copy of which was previously filed with the Securities and Exchange Commission as Exhibit 10.50 to the Company's Form 10-K for the period ended December 31, 2001. The Option Escrow Agreement requires that if the Company issues shares of common stock on the exercise of a Replacement Option, a like number of shares of common stock will be surrendered from the escrow account to the Company whereas no dilution to existing stockholders will occur as a result of the exercise.

        As of December 31, 2002, 1,254,929 of the 1,400,000 authorized options had been issued and remained outstanding under the Plan, of which 1,064,243 of the options were granted as non-dilutive, Replacement Options. Although options granted as Replacement Options are non-dilutive in nature, the issuance of such options decreases the number of options available for issuance under the Plan. As a result, the Company may not have sufficient options to use as incentive to attract, motivate, and retain executives who are critical to the success of the Company.

        Therefore, the Company is asking its stockholders to vote for approval of an increase in the number of options authorized under the Plan from 1,400,000 to 2,200,000 in order to allow the future issuance of options that were otherwise used by the Company as Replacement Options. As the existing Replacement Options are exercised or terminated in the future, the Company intends to subsequently decrease the number of options that may be issued under the Plan back to no fewer then the 1,200,000 originally authorized under the Plan, automatically with no further action required by the board of directors or stockholders of the Company.

        Following is a summary of the material terms and conditions of the Company's 1998 Incentive Plan. The Incentive Plan provides for the grant to employees, including officers of ENGlobal, incentive stock options, non-statutory stock options, stock appreciation rights and restricted stock. In addition, non-employee directors and consultants are eligible to receive non-statutory stock options.

        The Incentive Plan provides that awards may be granted to employees, consultants and directors of ENGlobal and its majority-owned subsidiaries. To the extent that the aggregate fair market value of the shares with respect to which options designated as incentive stock options are exercisable for the first time by any optionee during any calendar year exceeds $100,000, such options will be reclassified as non-statutory stock options in accordance with the Code. The Incentive Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        The Board of Directors has delegated the Plan administration to the Compensation Committee. The Compensation Committee selects persons to whom awards may be granted and the type of award to be granted and determines, as applicable, the number of shares to be subject to each award, the exercise price and terms of vesting. In making such determination, the Compensation Committee takes into account the grantee's present and potential contributions to the success of ENGlobal and other relevant factors.

        All incentive stock options granted under the Incentive Plan are at an exercise price at least equal to the fair market value of the shares of common stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the voting rights of ENGlobal's outstanding capital stock, the exercise price of any incentive stock option granted under the Incentive Plan is at least equal to 110% of the fair market value of the shares of common stock subject to such option on the date of grant.

        Options granted under the Incentive Plan vest pursuant to terms determined by the Compensation Committee. The terms of all incentive stock options and non-statutory stock options granted under the Incentive Plan may not exceed 10 years. However, the terms of all incentive stock options granted to an optionee who, at the time of grant, owns stock representing more than 10% of the voting rights of ENGlobal's outstanding capital stock, may not exceed five years.

        Restricted common stock may be granted to employees pursuant to terms determined by the Compensation Committee. Restricted common stock may not be transferred until the restrictions are removed or have expired. Conditions to the removal of restrictions may include, but are not required to be limited to, continuing employment or service to ENGlobal or achievement of certain performance objectives.

        Stock appreciation rights may be granted to employees, either independent of, or in connection with options. Stock appreciation rights are exercisable in the manner, and pursuant to terms, determined by the Compensation Committee. Terms to be determined by the Compensation Committee include the number of shares to which the stock appreciation right applies, the vesting schedule for the exercise of such right and the expiration date of the right. Upon exercise of a stock appreciation right, the holder shall receive payment in cash, stock or a combination of both at the discretion of the Compensation Committee in an amount equal to the product of (i) the fair market value of a share of ENG common stock as of the date of exercise, minus the fair market value of a share of ENG common stock as of the date the stock appreciation right was granted, multiplied by (ii) the number of shares as to which the stock appreciation right is being exercised. The exercise of stock appreciation rights granted in connection with options requires the holder to surrender the related options (or any portion thereof, to the extent unexercised). No stock appreciation right granted under the Incentive Plan is transferable by the employee other than by will or the laws of descent and distribution and each stock appreciation right is exercisable during the lifetime of the employee only by such employee.

        In the event of certain changes in ENGlobal's capitalization, including as a result of a stock split or stock dividend, which results in a greater or lesser number of shares of outstanding common stock, appropriate adjustment would be made in the number of shares available under the Incentive Plan, the exercise price of outstanding options, and the number of shares subject to options, outstanding shares of restricted common stock and stock appreciation rights.

        Award agreements may, as determined by the Compensation Committee, provide that, in the event of a change in control of ENGlobal, the following will occur: the holder of a stock option will be granted a corresponding stock appreciation right; all outstanding stock appreciation rights and stock options will become immediately and fully vested and exercisable in full; and the restriction period on any restricted common stock will be accelerated and the restrictions will expire. In general, a change in control of ENGlobal occurs in any of five situations:

        (1) a person (other than (a) ENGlobal, (b) certain named affiliates or affiliated companies or benefit plans, or (c) a company, a majority of which is owned directly or indirectly by the stockholders of ENGlobal) becomes the beneficial owner of 50% or more of the voting power of ENGlobal's outstanding voting securities;
        (2) a majority of the Board of Directors is not comprised of the members of the Board of Directors at the effective date of the Incentive Plan and persons whose elections as directors were approved by those original directors or their approved successors;
        (3) a person described in clause (1) above announces a tender offer for 50% or more of ENGlobal's outstanding voting securities and the Board of Directors approves or does not oppose the tender offer;
        (4) ENGlobal merges or consolidates with another corporation or partnership, or ENGlobal's stockholders approve such a merger or consolidation, other than mergers or consolidations in which ENGlobal's voting securities are converted into securities having the majority of voting power in the surviving company; or
        (5) ENGlobal liquidates or sells all or substantially all of its assets, or ENGlobal's stockholders approve such a liquidation or sale, except sales to corporations having substantially the same ownership as ENGlobal.

        If a restructuring of ENGlobal occurs that does not constitute a change in control of ENGlobal, the Compensation Committee may, but need not, cause ENGlobal to take any one or more of the following actions: accelerate in whole or in part the time of vesting and exercisability of any outstanding stock options and stock appreciation rights to permit those stock options and stock appreciation rights to be exercisable before, upon, or after the completion of the restructure; grant each of the restrictions on any restricted common stock; if the restructuring involves a transaction in which ENGlobal is not the surviving entity, cause the surviving entity to assume in whole or in part any one or more of the outstanding incentive awards upon such terms and provisions as the board of directors or its designated committee deems desirable; or redeem in whole or in part any one or more of the outstanding incentive awards, whether or not then exercisable, in consideration of a cash payment as adjusted for withholding obligations. A restructuring generally is any merger of ENGlobal or the direct or indirect transfer of all or substantially all of ENGlobal's assets in one transaction or a series of transactions.

401(k) PLANS

        The Company has two 401(k) plans, the IDS Plan and the Petrocon Plan, both established prior to the Merger. Each of the separate 401(k) plans is currently being evaluated and in 2003, the Company may adopt one plan that will cover all employees of its various subsidiaries.

        On January 1, 1993, the Company adopted a Section 401(k) Profit Sharing Plan and Trust (the "IDS Plan"). The IDS Plan is intended to qualify for tax exemption under Section 401(k) of the Code and is subject to the Employee Retirement Income Security Act of 1974. Management of the Company administers the IDS Plan and all of the Company's employees who elect to do so are allowed to participate, subject to certain eligibility requirements. Eligible employees may contribute up to 15% of their annual compensation up to the maximum dollar amount allowed by law, which is matched by the Company under a defined formula. In addition, the Company may make discretionary contributions to the IDS Plan, for the benefit of all participants, at the election of the Board of Directors. Employee contributions are fully vested at all times and contributions by the Company vest on a schedule of 25% per year over a four-year period, commencing with the second year of employment. The Company made contributions to the IDS Plan of approximately $127,000, $194,000 and $172,000, respectively, in 2000, 2001 and 2002.

        Petrocon has adopted a Section 401(k) Profit Sharing Plan and Trust (the "Petrocon Plan"). The Petrocon Plan is intended to qualify for tax exemption under Section 401(k) of the Code and is subject to the Employee Retirement Income Security Act of 1974. Management of Petrocon administers the Petrocon Plan and all of Petrocon's employees who elect to do so are allowed to participate, subject to certain eligibility requirements. Eligible employees may contribute up to 20% of their annual compensation up to the maximum dollar amount allowed by law. In addition, Petrocon may make discretionary contributions to the Petrocon Plan, for the benefit of all participants, at the election of the Board of Directors. Petrocon made no contributions to the Plan for the years 2000 through 2002.

INCENTIVE BONUS PLAN

        Effective January 1, 2002, the Company approved an incentive bonus plan (the "Incentive Bonus Plan") primarily intended to reward key management or other major contributors to ENGlobal's profitability. The Incentive Bonus Plan is restricted to regular full time employees of ENGlobal or its subsidiaries. Participation in the plan is determined at the discretion of the CEO and COO of ENGlobal, and subject to Audit Committee approval. The addition of, or removal of, participants to the plan requires the joint consent of both the CEO and COO of ENGlobal.

        An incentive bonus pool is calculated quarterly following the completion of the review or audit of ENGlobal's financial results. The incentive bonus pool available for distribution is calculated in two parts: a) 15% of ENGlobal's consolidated net profit before tax, less accrued dividends on preferred shares ("ENGlobal Profit") that exceeds 2% of Consolidated Total Revenue, added to, b) 5% of ENGlobal Profit that exceeds 4% of Consolidated Total Revenue. Any cumulative losses in ENGlobal Profit in prior quarters is subtracted from ENGlobal Profit for the current quarter before performing the above calculation.

        Incentive bonuses under the plan are paid only to those employees who are employed on a regular full time basis on the last day of each calendar quarter ended: March 31, June 30, September 30, December 31. Each participant's share of the incentive bonus pool is determined by taking that participant's annual salary divided by the total annual salary of all participants in the plan. Participation in the plan replaced any and all prior bonus, commission or incentive agreements, written or verbal, in which the participants may have been a part of. Termination from employment with ENGlobal or its subsidiaries for any reason, either voluntary or involuntary, immediately disqualifies an individual from receiving currently payable incentive bonus amounts or any future payments under the plan.

COMPENSATION COMMITTEE REPORT

        The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering and granting stock options and other awards under the Company's 1998 Incentive Plan ("Plan"). The Compensation Committee of the Board of Directors ("Committee") is made up of only Independent Directors.

        The granting of options under the Plan is designed and utilized to:

   . Attract, motivate, and retain executives of exceptional ability and potential, who are critical to both the short-term and long-term success of the Company

   .  Reinforce strategic performance objectives

   . Create a mutuality of interest between executives and stockholders to share the rewards and risks of strategic decision-making; and

   . Provide executives with the opportunity to hold substantial stock options in ENGlobal, to more closely align executives' interests with those of the stockholders.

        The Committee sets a target range for options to be granted to each individual executive based primarily on the level of responsibilities. The actual number of options granted is based on performance against annual corporate, subsidiary, and individual goals. Annually, the Committee makes recommendations to the Board of Directors for approval but has the discretion to make recommendations, as it deems necessary throughout the year. When evaluating the performance of the Chief Executive Officer, the Committee consults with the Board of Directors. When evaluating the performance of executives other than the Chief Executive Officer, the Committee consults with the Chief Executive Officer and others in management, as applicable. Generally, executive performance is reviewed and evaluated by the Committee during the fourth quarter each fiscal year. In an effort to attract and retain highly qualified executives and other employees, the Committee may also grant stock options to newly hired executives and other employees as an inducement to accept employment with the Company.

COMPENSATION COMMITTEE

David C. Roussel, Chairman
David W. Gent
Randall B. Hale

April 15, 2003

AUDIT COMMITTEE REPORT

        The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The responsibilities of the Audit Committee include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

        We have reviewed and discussed with senior management the Company's audited financial statements included in the 2002 Annual Report to Stockholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles. The Committee believes that management maintains an effective system of internal controls which results in fairly presented financial statements.

        We have discussed with Hein + Associates LLP, our independent auditors, the matters required to be discussed by SAS 90 (Communications with Audit Committee). SAS 90 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including information with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

        We have received from Hein + Associates LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1. (Independence Discussions with Audit Committees) with respect to any relationships between Hein + Associates LLP and the Company, that in their professional judgment, may reasonably be thought to bear on independence. Hein + Associates LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Committee also has considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence. The Committee has concluded that the independent auditors are independent from the Company and its management.

        Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2002 Annual Report to Stockholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

        As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditors with respect to such financial statements.

AUDIT COMMITTEE

Randall B. Hale, Chairman
David W. Gent
David C. Roussel

April 15, 2003

AUDIT AND NON-AUDIT FEES

        The following table presents fees for audit services and fees billed for other services rendered by Hein + Associates LLP for the fiscal year ended December 31, 2002:

                                                             Fiscal Year Ended
                                                             December 31, 2002
                                                             -----------------
Audit fees /(1)/................................................. $ 125,860

Audit related fees /(2)/.........................................         -

Tax fees /(3)/...................................................    26,323

All other fees /(4)/.............................................    16,628

Total............................................................ $ 168,811

/(1)/ Includes fees billed in connection with the audit of the Company's annual financial statements and the reviews of ENGlobal's financial statements included in the Company's Forms 10-Q.

/(2)/ No professional services for audit related services were provided by Hein
      + Associates LLP for fiscal year 2002.

/(3)/ Includes fees billed for tax services including the preparation of the Company's statutory tax reports.

/(4)/ Includes fees billed for services rendered other than the services covered in the table above which primarily consisted of Merger-related research and analysis.

WORK PERFORMED BY PRINCIPAL ACCOUNTANT'S FULL TIME, PERMANENT EMPLOYEES

        Hein + Associates LLP's work on ENGlobal's audit was performed by full time, permanent employees and partners of Hein + Associates LLP.

COMPARISON OF CUMULATIVE TOTAL RETURN

        The following graph compares the cumulative total stockholder return on our common stock for the five-year period ended December 31, 2002, with the AMEX US Index and the S&P 600 SmallCap Index, over the same period. This comparison assumes the investment of $100 on December 31, 1997 and the reinvestment of all dividends. The stockholder return set forth on the chart below is not necessarily indicative of future performance.

[GRAPHIC APPEARS HERE]

                                                             ENG TOTAL RETURN
          YEAR    AMEX US INDEX    S&P 600 SMALLCAP INDEX       PERFORMANCE
          ----    -------------    ----------------------    ----------------
          1997       100.000               100.000                100.00
          1998       107.347                98.663               144.444
          1999       141.637               110.710                14.453
          2000       131.369               123.565                 8.889
          2001       122.262               131.435                12.622
          2002        99.880               112.726                21.156

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Board of Directors has adopted a policy requiring that all transactions between the Company and its officers, directors, principal stockholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Company's board.

        ENGlobal Engineering, Inc. leases office space in a building owned by PEI Investments, a joint venture in which Michael L. Burrow, the Chief Executive Officer and a member of the Board of Directors of ENGlobal, ENGlobal Engineering, Inc., and a stockholder who owns less than 1% of the Company's common stock, each own a one-third interest. Each partner receives approximately $30,000 annually under this lease arrangement. The current lease expired in 2001; however, ENGlobal Engineering expects to renegotiate the lease in 2003.

        Randall B. Hale, a member of the Board of Directors of ENGlobal since the Merger, is an executive officer of Equus. Equus holds a note from ENGlobal, which had a balance of approximately $2.8 million at December 31, 2002. The note is guaranteed by all of the subsidiaries of the Company, is further secured by a lien on substantially all of the assets of ENGlobal and its subsidiaries, and is subordinated to the Company's credit facility with Fleet Capital. In addition, Equus owns 2,588,000 shares of ENGlobal convertible preferred stock and is party to various agreements in conjunction with the Merger.

                                    ITEM TWO
               PROPOSAL TO AMEND THE COMPANY'S 1998 INCENTIVE PLAN

        The Board of Directors has approved, subject to stockholder approval, an amendment to the Company's 1998 Incentive Plan increasing the number of options which may be issued under the Plan from 1,400,000 to 2,200,000 in order to restore the number of available options to the number approved prior to grant of options in connection with the Petrocon merger, which grants were non-dilutive to the Company's stockholders.

        A total of 1,400,000 shares of common stock have previously been reserved for issuance, pursuant to the Incentive Plan. On June 8, 1998, the stockholders of the Company approved the 1998 Incentive Plan (the "Plan") with 1,200,000 initial options authorized for grant. In December 2001, ENGlobal stockholders authorized an increase of options in the Plan from 1,200,000 to 1,400,000. In conjunction with the Merger, the Company was authorized to issue up to 1,737,473 options (the "Replacement Options") to existing optionholders of Petrocon in exchange for previously outstanding options to purchase common stock of Petrocon. At the same time, certain Petrocon shareholders deposited an aggregate 1,737,473 shares of the Company's common stock into an escrow account, pursuant to an Option Escrow Agreement, a copy of which was previously filed with the Securities and Exchange Commission as Exhibit 10.50 to the Company's Form 10-K for the period ended December 31, 2001. The Option Escrow Agreement requires that if the Company issues shares of common stock on the exercise of a Replacement Option, a like number of shares of common stock will be surrendered from the escrow account to the Company whereas no dilution to existing stockholders will occur as a result of the exercise.

        As of December 31, 2002, 1,254,929 of the 1,400,000 authorized options had been issued and remained outstanding under the Plan, of which 1,064,243 of the options were granted as non-dilutive, Replacement Options. Although options granted as Replacement Options are non-dilutive in nature, the issuance of such options decreases the number of options available for issuance under the Plan. As a result, the Company may not have sufficient options to use as incentive to attract, motivate, and retain executives who are critical to the success of the Company.

        Therefore, the Company is asking its stockholders to vote for approval of an increase in the number of options authorized under the Plan from 1,400,000 to 2,200,000 in order to allow the future issuance of options that were otherwise used by the Company as Replacement Options. As the existing Replacement Options are exercised or terminated in the future, the Company intends to subsequently decrease the number of options that may be issued under the Plan back to no fewer then the 1,200,000 originally authorized under the Plan, automatically with no further action required by the board of directors or stockholders of the Company.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S 1998 INCENTIVE PLAN INCREASING THE NUMBER OF OPTIONS WHICH MAY BE ISSUED UNDER THE PLAN FROM 1,400,000 TO 2,200,000 IN ORDER TO RESTORE THE NUMBER OF AVAILABLE OPTIONS TO THE NUMBER APPROVED PRIOR TO GRANT OF OPTIONS IN CONNECTION WITH THE PETROCON MERGER, WHICH GRANTS WERE NON-DILUTIVE TO THE COMPANY'S STOCKHOLDERS, AS DETAILED ABOVE.

                                  OTHER MATTERS

        To the best of the knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the Annual Meeting. If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

        The Company has received no notice of any other items submitted for consideration at the meeting and except for reports of operations and activities by Management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, Management neither knows of nor contemplates any other business that will be presented for action by the stockholders at the meeting. If any further business is properly presented at the meeting, the persons named as proxies will act in their discretion on behalf of the stockholders they represent.

                         STOCKHOLDER PROPOSALS FOR 2004

        The 2004 annual meeting of stockholders is expected to be held in June 2004. The Company must receive by March 15, 2004 any stockholder proposal intended to be presented at the next annual meeting of stockholders for inclusion in the Company's proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials. Proposals should be delivered to ENGlobal Corporation, 600 Century Plaza Drive, Building 140, Houston, Texas 77073-6033, Attn: Corporate Secretary, prior to the specified deadline.

        SEC rules and regulations provide that if the date of the Company's 2004 Annual Meeting is advanced or delayed more than 30 days from the date of the 2003 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2004 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2004 Annual Meeting. The Company will disclose that change in the earliest possible Quarterly Report on Form 10-Q, upon determination by the Company that the date of the 2004 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2003 Annual Meeting.

                             ADDITIONAL INFORMATION

        A copy of the Company's 2002 Annual Report is being mailed with this Proxy Statement to each stockholder of record. Stockholders not receiving a copy of the Annual Report may obtain one without charge. The Company's Annual Report on Form 10-K is also accessible through the Company's website at http://www.englobal.com/ (follow the links to "Investor Relations", and then to "SEC Filings"). Requests and inquiries should be addressed to:

                               Investor Relations
                      600 Century Plaza Drive, Building 140
                            Houston, Texas 77073-6033
                                 (281) 821-3200
                                 ir@ENGlobal.com

                       APPROVAL OF THE BOARD OF DIRECTORS

        The contents of the Proxy Statement have been approved and the Board of Directors of the Company has authorized the mailing thereof to the stockholders of the Company.

        DATED at Houston, Texas, the 30th day of April, 2003.

                                           By Order of the Board of Directors,

                                           /s/ Hulda L. Coskey
                                           ------------------------------------
                                           Hulda L. Coskey, Secretary
                                           Secretary

                                                                      APPENDIX A

                              ENGLOBAL CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

                                     GENERAL

        The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Corporation and its subsidiaries. The Committee shall oversee the audit efforts of the Corporation's independent accountants and any internal auditors employed by the Corporation and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation's auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, any internal auditors employed by the Corporation and the financial and senior management of the Corporation.

                                   COMPOSITION

        The Audit Committee shall consist of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In determining whether any director is independent, the Board shall take into consideration the requirements of the principal exchange or system on which the Corporation's common stock is traded. Directors, who are affiliates of the Company, or officers or employees of the Company or its subsidiaries, will not be considered independent. Notwithstanding the first sentence of this paragraph, until June 14, 2001, the Committee may consist of two or more directors meeting the qualifications of this section.

        All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices. At a minimum, all members of the Committee must be able to read and understand fundamental financial statements, including the corporation's balance sheet, income statement, and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board. Such expertise may be the result of past employment or background experience including service as a chief executive officer, a chief financial officer or other senior officer with financial oversight responsibilities. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

        The members of the Committee are to be elected by the Board and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

                                    MEETINGS

        The Committee shall hold regular meetings, as may be necessary, and special meetings as may be called by the Chairman of the Committee. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately. In addition, the Committee or its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements.

        The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

        The Committee Chairman should consult with management in the process of establishing agendas for Committee meetings.

        The Committee shall maintain and submit to the Board copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Committee since the preceding meeting of the Board. A copy of the minutes of each meeting shall be placed in the Corporation's minute book.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        The Corporation's independent accountants are to be ultimately accountable to the Board and the Committee, and the Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

                           RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

        1. Review and assess the adequacy of this Charter at least annually, and otherwise as conditions dictate.

        2. Review the results of the year-end audit of the Corporation, including (as applicable):

                .       the audit report, the published financial statements,
                        the management representation letter, the "Memorandum
                        Regarding Accounting Procedures and Internal Control" or
                        similar memorandum prepared by the Corporation's
                        independent auditors, any other pertinent reports and
                        management's responses concerning such memorandum;
                .       the qualitative judgments of the independent auditors
                        about the appropriateness, not just the acceptability,
                        of accounting principle and financial disclosure
                        practices used or proposed to be adopted by the
                        Corporation and, particularly, about the degree of
                        aggressiveness or conservatism of its accounting
                        principles and underlying estimates;
                .       the methods used to account for significant unusual
                        transactions;
                .       the effect of significant accounting policies in
                        controversial or emerging areas for which there is a
                        lack of authoritative guidance or consensus;.
                .       management's process for formulating sensitive
                        accounting estimates and the reasonableness of these
                        estimates;
                .       significant recorded and unrecorded audit adjustments;
                .       any material accounting issues among management, members
                        of the Corporation's internal auditing department and the independent auditors; and
                .       other matters required to be communicated to the
                        Committee under generally accepted auditing standards, as amended, by the independent auditors.

        3. Review with financial management and the independent accountants the Corporation's filings with the Securities and Exchange Commission on Form 10-Q and Form 10-K prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

        4. Review with management and the Corporation's independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body.

Independent Accountants

        5. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

        6. On an annual basis, obtain from the independent accountants, and review and discuss with the independent accountants, a formal written statement delineating all relationships that the independent accountants have with the Corporation, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants.

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        7.      Recommend to the Board any appropriate action to oversee the independence of the independent accountants.

        8. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

        9. Periodically consult with the independent accountants outside of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

        10. Confirm through private discussions with the Corporation's independent auditors and the Corporation's management that no management restrictions are being placed on the scope of the independent auditors' work.

Financial Reporting Processes

        11. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

        12. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

        13. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

        14. Establish regular and separate reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

        15. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

        16. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

        17. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

        18. Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control.

        19. Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation.

        20. Prepare a report annually which states, among other things, whether:

                . the Committee has reviewed and discussed with management the audited financial statements to be included in the Corporation's Annual Report on Form 10-K;
                . the Committee has discussed with the Corporation's independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61, (as it may be modified or supplemented);
                . the Committee has received the written disclosures and the letter from the Corporation's independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and
                . based on the review and discussions described in subsections (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Ethical and Legal Compliance

        21. Establish, review and update periodically a Code of Conduct and ensure that management has established a system to enforce this Code.

        22. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

        23. Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

        24. Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation.

        25. Review the Corporation's policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation's independent auditors.

        26.     Obtain from the independent auditors any information pursuant to
                Section 10A of the Securities Exchange Act of 1934.

With respect to the duties and responsibilities listed above, the Committee should:

                . Report regularly to the Board on its activities, as appropriate;
                . Exercise reasonable diligence in gathering and considering all material information;
                . Understand and weigh alternative courses of conduct that may be available;
                . Focus on weighing the benefit versus harm to the Corporation and its stockholders when considering alternative recommendations or courses of action;

        If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

                . Provide management, the Corporation's independent auditors, and any internal auditors employed by the Corporation with appropriate opportunities to meet privately with the Committee.

                                      * * *

        While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations.

                                 Adopted by Resolution of the Board of Directors

                                 August 8, 2002

                                                                      APPENDIX B

                              ENGLOBAL CORPORATION
               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF

                                     CHARTER

                                    AUTHORITY

        The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of ENGlobal Corporation, a Nevada corporation (the "Corporation"), is established pursuant to Article Tenth of the Corporation's Articles of Incorporation and Section 78.125 of the Nevada General Corporation Law. The Committee shall be comprised of three or more non-employee directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present. The Board may give the Committee the power to retain outside consultants or others to assist it in the evaluation of the Corporation's compensation and benefits programs.

                            PURPOSE OF THE COMMITTEE

        The Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing, approving and recommending employee and management compensation and benefit policies for the Corporation. This oversight includes the responsibility to consider and evaluate management's recommendations and to further make recommendations to the Board as to the amount and form of compensation of directors and executive employees of the Corporation, and the administration of all annual bonus plans and the Corporation's stock option plans in addition to any successor or replacement stock option (the "Plans").

                          COMPOSITION OF THE COMMITTEE

        The members of the Committee shall be non-employee directors who are free from any relationship that might interfere with the exercise of his or her independent judgment as a member of the Committee.

                            MEETINGS OF THE COMMITTEE

        The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities, but in any case, at least twice a year. The Committee shall meet at least annually with management to discuss general compensation strategy.

        Each member of the Committee shall have one vote. A quorum of the Committee shall consist of a majority of the Committee's members. The Committee shall be authorized to take any permitted action only by the affirmative vote of a majority of the Committee members present at any meeting at which a quorum of its members is present, or by the unanimous written consent of all of the Committee members.

        The Committee shall maintain and submit to the Board copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Committee since the preceding meeting of the Board. A copy of the minutes of each meeting and all consents shall be placed in the Corporation's minute book.

                  DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        The Committee shall determine the compensation of the Corporation's executive officers (Parent company).

        The Committee shall evaluate and recommend to the full Board appropriate compensation for the Corporation's directors, including compensation and expense reimbursement policies for attendance at Board and committee meetings.

        The Committee shall review, approve and monitor any of the Corporation's employee and management compensation plans as disclosed in the Corporation's proxy statements, provide oversight of any employee benefit plan review, approve, and recommend employee and management compensation and benefit policies, plans, and performance criteria concerning the salaries, bonuses, and other compensation of the Corporation's executive officers.

        The Committee shall review any other benefit plan described from time to time in the Corporation's proxy statements, including key man insurance, 401(k) plans, stock incentive and stock purchase plans.

        The Committee shall have the power (a) to make grants of options under the Plans, (b) to establish the market price of the Corporation's common stock for purposes of such grants, and (c) to approve and modify any and all stock option award agreements.

        The Committee shall perform such other duties as shall from time to time be delegated to it by the Board of Directors.

                                 Adopted by Resolution of the Board of Directors

                                 June 6, 2002

ENGlobal Corporation

                              [_] Mark this box with an X if you have made
                                  changes to your name or address details above.

Annual Meeting Proxy Card

A  Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

                                         For    Withhold
                                         [_]       [_]

01 - Michael L. Burrow, P.E.
02 - William A. Coskey, P.E.
03 - Hulda L. Coskey
04 - David W. Gent, P.E.
05 - Jimmie N. Carpenter, P.E.
06 - David C. Roussel
07 - Randall B. Hale

B  Issues
The Board of Directors recommends a vote FOR the following proposals.

2. For an amendment to the Company's 1998 Incentive Plan increasing the number of options which may be issued under the Plan from 1,400,000 to 2,200,000 in order to restore the number of available options to the number approved prior to grant of options in connection with the Petrocon merger, which grants were non-dilutive to the Company's stockholders, as explained further in the Proxy Statement.

                        For      Against      Abstain
                        [_]        [_]          [_]

3. For authority to extend the solicitation period if the meeting is postponed or adjourned.

                        For      Against      Abstain
                        [_]        [_]          [_]

4. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

Signature should agree with the name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Persons acting pursuant to power of attorney should submit powers of attorney.

Signature 1 - Please keep signature within the box





Signature 2 - Please keep signature within the box





Date (mm/dd/yyyy)

__/__/____

Proxy - ENGlobal Corporation (ENG)

THE BOARD OF DIRECTORS SOLICITS THIS PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 5, 2003

The undersigned stockholder of ENGlobal Corporation (the "Company") hereby appoints Michael L. Burrow, Hulda L. Coskey and/or any of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of ENGlobal Corporation to be held at the corporate offices located at 600 Century Plaza Drive, Building 140, Houston, Texas 77073-6033, Thursday, June 5, 2003 at 2:00 p.m. Central Time, and at any adjournments of said meeting, all of the shares of Common Stock in the name of the undersigned or which the undersigned may be entitled to vote.

PLEASE SIGN AND RETURN IN THE ENCLOSED SELF ADDRESSED, STAMPED ENVELOPE

                          (Please sign on other side)